Exhibit 99.1

HighPeak Energy, Inc. Announces Amendments to its Term Loan Credit Agreement and Senior Credit Facility Agreement

Fort Worth, Texas, August 4, 2025 (GLOBE NEWSWIRE) - HighPeak Energy, Inc. (“HighPeak” or the “Company”) (NASDAQ: HPK) today announced amendments to its Term Loan Credit Agreement and Senior Credit Facility Agreement, both effective August 1, 2025.

Material Amendments to the Term Loan Credit Agreement and Senior Credit Facility Agreement

●	Extended the maturity date for the Term Loan Credit Agreement and the Senior Credit Facility Agreement by two years to September 30, 2028.

●	Upsized the borrowings under the Company’s Term Loan Credit Agreement to $1.2 billion, providing additional liquidity to the Company.

●	Amended certain covenants including deferring mandatory amortization payments of $30.0 million per quarter until September 30, 2026.

●

The Term Loan Credit Agreement call protection provision remains unchanged, expiring in September 2025, providing the Company with significant flexibility to pay down the Term Loan at par, in whole or in part, at any time.

●	The Company’s total cost associated with amending and extending the Term Loan Credit Agreement and the Senior Credit Facility Agreement was appreciably less than other potential financing options.

Hedging Update

In conjunction with the aforementioned amendments, the Company entered into additional crude oil derivative contracts through March 31, 2027.

Crude oil. Including the additional crude oil derivative contracts referenced above, HighPeak has the following outstanding crude oil derivative instruments and the weighted average crude oil prices and premiums payable per barrel (“Bbl”):

					Swaps	Collars, Enhanced Collars & Deferred Premium Puts
Settlement Month	Settlement Year	Type of Contract	Bbls Per Day	Index	Price per Bbl	Floor or Strike Price per Bbl	Ceiling Price per Bbl	Deferred Premium Payable per Bbl
Crude Oil:
Jul – Sep	2025	Swap	3,000	WTI Cushing	$75.85	$—	$—	$—
Jul – Sep	2025	Collar	7,000	WTI Cushing	$—	$65.00	$90.08	$2.28
Jul – Sep	2025	Put	9,000	WTI Cushing	$—	$65.78	$—	$5.00
Oct – Dec	2025	Swap	1,800	WTI Cushing	$63.77	$—	$—	$—
Oct – Dec	2025	Collar	15,850	WTI Cushing	$—	$60.53	$69.65	$—
Jan – Mar	2026	Swap	1,000	WTI Cushing	$63.25	$—	$—	$—
Jan – Mar	2026	Collar	14,350	WTI Cushing	$—	$60.58	$69.92	$—
Apr – Jun	2026	Swap	1,000	WTI Cushing	$63.25	$—	$—	$—
Apr – Jun	2026	Collar	12,350	WTI Cushing	$—	$59.87	$66.82	$—
Jul – Sep	2026	Swap	1,000	WTI Cushing	$63.25	$—	$—	$—
Jul – Sep	2026	Collar	12,000	WTI Cushing	$—	$59.83	$66.84	$—
Oct – Dec	2026	Swap	1,000	WTI Cushing	$63.25	$—	$—	$—
Oct – Dec	2026	Collar	9,800	WTI Cushing	$—	$59.80	$65.31	$—
Jan – Mar	2027	Swap	1,000	WTI Cushing	$63.25	$—	$—	$—
Jan – Mar	2027	Collar	8,900	WTI Cushing	$—	$59.78	$65.24	$—

The Company’s crude oil derivative contracts are based on reported settlement prices on the New York Mercantile Exchange for West Texas Intermediate (“WTI Cushing”) pricing.

Natural gas. The Company has the following outstanding natural gas derivative instruments and the weighted average natural gas prices payable per MMBtu:

Settlement Month	Settlement Year	Type of Contract	MMBtu Per Day	Index	Price per MMBtu
Natural Gas:
Jul – Sep	2025	Swap	30,000	HH	$4.43
Oct – Dec	2025	Swap	30,000	HH	$4.43
Jan – Mar	2026	Swap	30,000	HH	$4.39
Apr – Jun	2026	Swap	30,000	HH	$4.30
Jul – Sep	2026	Swap	30,000	HH	$4.30
Oct – Dec	2026	Swap	30,000	HH	$4.30
Jan – Mar	2027	Swap	19,667	HH	$4.30

The Company’s natural gas derivative contracts are based on reported settlement prices on the New York Mercantile Exchange for Henry Hub (“HH”) pricing.

TCBI Securities, Inc., doing business as Texas Capital Securities, served as financial advisor to HighPeak and arranger of the amended and extended Term Loan Credit Agreement.

About HighPeak Energy, Inc.

HighPeak Energy, Inc. is a publicly traded independent crude oil and natural gas company, headquartered in Fort Worth, Texas, focused on the acquisition, development, exploration and exploitation of unconventional crude oil and natural gas reserves in the Midland Basin in West Texas. For more information, please visit our website at www.highpeakenergy.com.

Investor Contact:

Ryan Hightower

Vice President, Business Development

817.850.9204

rhightower@highpeakenergy.com

Source: HighPeak Energy, Inc.